UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2014

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

Host Hotels & Resorts, Inc. (“Host”) held its Annual Meeting of Stockholders on May 14, 2014. Stockholders were asked to vote on three proposals: the election of directors, the ratification of KPMG LLP as Host’s auditors for 2014, and an advisory vote to approve executive compensation.

Proposal 1 – Election of Directors

Final votes regarding the election of nine directors for terms expiring at the 2015 annual meeting of stockholders are set forth below. Accordingly, each director nominee was elected for a one year term.

	FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
Mary L. Baglivo	670,210,239	1,471,614	21,953,460
Sheila C. Bair	670,226,387	1,475,292	21,935,091
Terence C. Golden	668,041,526	3,664,256	21,930,878
Ann McLaughlin Korologos	622,758,561	48,929,419	21,947,333
Richard E. Marriott	667,174,628	4,560,778	21,901,364
John B. Morse, Jr.	668,024,429	3,666,211	21,946,130
Walter C. Rakowich	670,237,257	1,445,959	21,952,097
Gordon H. Smith	670,173,139	1,512,230	21,951,401
W. Edward Walter	668,949,780	2,746,034	21,940,956

Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants

Final votes on the ratification of the appointment of KPMG LLP as independent auditors of Host to serve for the 2014 calendar year are set forth below. Accordingly, the appointment of KPMG LLP was ratified.

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
691,119,162	1,510,065	1,007,545

Proposal 3 – Advisory Vote on Executive Compensation

The final non-binding, advisory votes to approve the compensation of Host’s named executive officers are set forth below.

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
632,207,599	37,364,554	24,064,614

Accordingly the proposal was approved by 94% of the votes cast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC. (Registrant)

Date: May 15, 2014	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller